Exhibit 10.5

SPONSOR SUPPORT AGREEMENT

THIS SPONSOR SUPPORT AGREEMENT (this “Agreement”), dated as of November 13, 2023, is entered into by and among Sio Silica Incorporated, an Alberta corporation (“Sio Silica Incorporated”), Sio Silica Corporation, an Alberta corporation (the “Company”), Pyrophyte Acquisition LLC, a Delaware limited liability company (“Sponsor”), Pyrophyte Acquisition Corp., a Cayman Islands exempted company (“SPAC”), and, solely for the purpose of Section 25, the undersigned individuals, each of whom is a member of SPAC’s board of directors and/or management team (each of the undersigned individuals, an “Insider” and collectively, the “Insiders”).

RECITALS

WHEREAS, as of the date hereof, Sponsor is the record and “beneficial owner” (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (together with the rules and regulations promulgated thereunder, the “Exchange Act”)) of and is entitled to dispose of and vote, in the aggregate, 5,031,250 SPAC Class A Ordinary Shares (the “Owned Shares”; the Owned Shares and any additional SPAC Class A Ordinary Shares (or any securities convertible into or exercisable or exchangeable for SPAC Class A Ordinary Shares) in which Sponsor acquires record or beneficial ownership after the date hereof, including by purchase, as a result of a share dividend, share subdivision, recapitalization, consolidation, reclassification, exchange or change of such shares, or upon exercise, conversion or exchange of any securities (including any warrants), the “Covered Shares”). For the avoidance of doubt, SPAC Class A Ordinary Shares shall be referred to as SPAC Class A Common Shares following the Domestication and shall be included within the definition of “Owned Shares”;

WHEREAS, concurrently herewith, SPAC, the Company, Snowbank NewCo Alberta ULC, an Alberta unlimited liability corporation, and Sio Silica Incorporated are entering into a Business Combination Agreement (as amended, supplemented, restated or otherwise modified from time to time, the “Business Combination Agreement”; capitalized terms used but not otherwise defined in this Agreement shall have the meanings ascribed to them in the Business Combination Agreement), pursuant to which, by means of the Arrangement, Sio Silica Incorporated and SPAC will amalgamate (the “SPAC Amalgamation”) at the SPAC Amalgamation Effective Time, with Sio Silica Incorporated continuing as the surviving company after the SPAC Amalgamation, followed by an amalgamation of the Company and NewCo (the “Company Amalgamation” and, collectively with the SPAC Amalgamation, the “Amalgamations”) at the Company Amalgamation Effective Time, with the Company continuing as the surviving company after the Company Amalgamation;

WHEREAS, SPAC, the Sponsor and the Insiders are party to that certain letter agreement, dated as of October 26, 2021 (the “Insider Letter”), and, pursuant to Section 13 of the Insider Letter, wish to amend the Insider Letter as set forth in Section 25 hereto; and

WHEREAS, as a condition and inducement to the willingness of SPAC and the Company to enter into the Business Combination Agreement, Sio Silica Incorporated, the Company and Sponsor are entering into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Sio Silica Incorporated, the Company and Sponsor hereby agree as follows:

1. Agreement to Vote. Subject to the earlier termination of this Agreement in accordance with Section 5, Sponsor, in its capacity as a shareholder of SPAC, irrevocably and unconditionally agrees that, at the SPAC Shareholders Meeting, which shall be convened for the purpose of obtaining the SPAC Shareholder Approval (whether annual or extraordinary and whether or not an adjourned or postponed meeting, however called and including any adjournment or postponement thereof), Sponsor shall:

(a) if and when the SPAC Shareholders Meeting is held, appear at such meeting or otherwise cause the Covered Shares to be counted as present thereat for the purpose of establishing a quorum;

(b) vote, or cause to be voted, at the SPAC Shareholders Meeting (or execute and deliver a written consent, if applicable, causing to be voted) all of the Covered Shares owned as of the record date for such meeting in favor of each of the Transaction Proposals and any other matters necessary or reasonably requested by SPAC for the consummation of the Transactions, including any actions necessary to effectuate the matters contemplated by the Transaction Proposals;

(c) vote, or cause to be voted, at the SPAC Shareholders Meeting (or execute and deliver a written consent, if applicable, causing to be voted), all of the Covered Shares owned as of the record date for such meeting against (i) any Alternative Transaction and (ii) any other action that would reasonably be expected to (A) impede, interfere with, delay, postpone or adversely affect the Transactions or result in a breach of any covenant, representation or warranty or other obligation or agreement of SPAC under the Business Combination Agreement or result in any of the conditions set forth in Article VII of the Business Combination Agreement not being fulfilled, (B) result in a breach of any covenant, representation or warranty or other obligation or agreement of it contained in this Agreement or (C) change in any manner the dividend policy or capitalization of, including the voting rights of, any class of shares of SPAC (other than as contemplated by the Business Combination Agreement);

(d) in any other circumstances upon which a consent or other approval is required under the SPAC Organizational Documents or otherwise sought in furtherance of the Transactions, vote, consent or approve (or cause to be voted, consented or approved) all of Sponsor’s Covered Shares owned at such time in favor thereof;

(e) vote (or execute and return an action by written resolution), or cause to be voted at such meeting, or validly execute and return and cause such written resolution to be granted with respect to, all of such Covered Shares against any change in business, management or the SPAC Board (other than in connection with the Business Combination and the other proposals related to the Business Combination); and

(f) not redeem any Covered Shares owned by it in connection with such SPAC Shareholder Approval.

The obligations of Sponsor specified in Section 1 shall apply whether or not the Amalgamations or any action described above is recommended by the board of directors of SPAC or any committee thereof or the board of directors of SPAC or any committee thereof has previously recommended the Amalgamations or such action but changed its recommendation.

2. Restricted New SPAC Sponsor Shares.

(a) For the purposes of this Agreement, “Restricted Owned Shares” shall mean the number of Owned Shares held by Sponsor that will become subject to the restrictions pursuant hereto as of the SPAC Amalgamation Effective Time in connection with obtaining (i) the PIPE Financing under one or more PIPE Subscription Agreements, (ii) non-redemption agreements or (iii) any other sources of Available Closing Cash; provided, however, that (A) in no event shall the aggregate number of Restricted Owned Shares equal more than 4,025,000 Owned Shares (the “Maximum Restricted Owned Shares”), (B) if, prior to the Closing, the sum of all Available Closing Cash raised from the PIPE Financing, any non-redemption agreements (including the Non-Redemption Agreement) and any other cash and cash equivalents of SPAC (including the proceeds of any securities funded in connection with the Closing but excluding, for the avoidance of doubt, (I) the Royalty Agreement Proceeds, (II) proceeds received from any flow-through common shares (other than to the extent that any incentive equity interests are issued in connection with such issuance) and (III) any Indebtedness funded in connection with the Closing) (collectively, the “SPAC Proceeds”) is less than $70,000,000, then (1) the number of Restricted Owned Shares shall be equal to the actual number of Owned Shares that were used to secure such SPAC Proceeds, up to (but not exceeding) an amount equal to the Maximum Restricted Owned Shares (the “Incentive Owned Shares”), and (2) a number of Owned Shares equal to (x) 4,025,000 minus (y) the number of Incentive Owned Shares shall be automatically forfeited and deemed transferred to SPAC for cancellation for no consideration, and (C) if, prior to the Closing, the sum of the Available Closing Cash raised from the SPAC Proceeds is equal to or greater than $70,000,000, then the number of Restricted Owned Shares shall be equal to the Incentive Owned Shares. At least two Business Days prior to the Company Amalgamation, Sponsor shall deliver to the Company a statement setting forth the estimated number of Restricted Owned Shares. For the avoidance of doubt, the parties agree that, for as long as the Restricted Owned Shares remaining outstanding, Sponsor (or its permitted transferee pursuant to a Permitted Transfer (defined below)) shall remain the owner thereof.

(b) Sponsor acknowledges and agrees that, in accordance with the terms and conditions of the Business Combination Agreement and the Plan of Arrangement, at the SPAC Amalgamation Effective Time, pursuant to, and in accordance with, the terms of the Business Combination Agreement, each Restricted Owned Share shall be exchanged, on a one-for-one basis, for a New SPAC Class A Common Share, which SPAC Class A Common Shares shall be subject to forfeiture or release in accordance with Section 3 (the “Restricted New SPAC Sponsor Shares”).

(c) Other than pursuant to a Permitted Transfer, Sponsor shall not, directly or indirectly, sell, transfer, assign, pledge, encumber, hypothecate or similarly dispose of, either voluntarily or involuntarily, any of the Restricted New SPAC Sponsor Shares unless and until such Restricted New SPAC Sponsor Shares are released to Sponsor pursuant to Section 3.

3. Release of Restricted New SPAC Sponsor Shares.

(a) Within five Business Days after the occurrence of a Restriction Release Event (defined below), the Company shall provide written notice to Sponsor setting forth in reasonable detail such Restriction Release Event and the number of Restricted New SPAC Sponsor Shares in respect of which the transfer restrictions set forth in Section 2(c) and the forfeiture provisions set forth in Section 3(d) (collectively, the “Restrictions”) will be released and terminated.

(b) The Restricted New SPAC Sponsor Shares shall be automatically released from the Restrictions as follows:

(i) if, at any time during the period commencing on the Closing Date and ending on the date that is three years after the Closing Date (the “Sponsor Earnout Period”), the Trading Price is greater than or equal to $12.50, then fifty percent (50%) of the Restricted New SPAC Sponsor Shares shall immediately be released from the Restrictions and no longer be subject to the forfeiture conditions set forth in this Agreement; and

(ii) if, at any time during the Sponsor Earnout Period, the Trading Price is greater than or equal to $15.00, then the remaining fifty percent (50%) of the Restricted New SPAC Sponsor Shares shall immediately be released from the Restrictions and no longer be subject to the forfeiture conditions provided in this Agreement.

The occurrence of either clause (i) or (ii) shall be referred to herein as a “Restriction Release Event.”

(c) For the avoidance of doubt, if the release conditions set forth in Section 3(b)(ii) have been satisfied, then all of the Restricted New SPAC Sponsor Shares shall immediately and automatically be released from, and no longer be subject to the Restrictions.

(d) If, upon the expiration of the Sponsor Earnout Period, any Restricted New SPAC Sponsor Shares remain subject to the Restrictions and were not released pursuant to Section 3(b), then such Restricted New SPAC Sponsor Shares shall be automatically forfeited and deemed transferred to New SPAC for cancellation for no consideration, and no Person (other than New SPAC) shall have any further right with respect thereto.

(e) If, during the Sponsor Earnout Period, the New SPAC Class A Common Shares outstanding as of immediately following the Company Amalgamation Effective Time shall have been changed into a different number of shares or a different class, by reason of any share subdivision, share consolidation, stock or share dividend or distribution of New SPAC Class A Common Shares or Restricted New SPAC Sponsor Shares, or securities convertible into any such securities, reorganization, recapitalization, reclassification or other like change, or if any similar event shall have occurred, then the applicable Trading Price specified in Section 3(b) shall be equitably adjusted to reflect such change.

(f) If, during the Sponsor Earnout Period, there is a Change of Control that will result in an Acceleration Event, then, immediately prior to the consummation of such Change of Control, any Restricted New SPAC Sponsor Shares that have not previously been released from Restrictions shall be deemed released and no longer subject to the forfeiture conditions set forth in this Agreement and the Sponsor Earnout Period shall be deemed terminated; provided that such Restricted New SPAC Sponsor Shares shall be deemed released (and such Restriction Release Event achieved) only to the extent that the price per share of New SPAC Class A Common Shares in the Change of Control equals or exceeds the applicable Trading Price required in connection with such Restriction Release Event (inclusive of any escrows, holdbacks or fixed deferred purchase price, but exclusive of any contingent deferred purchase price, earnouts or the like); provided, further, that, if and to the extent such price is payable in whole or in part in the form of consideration other than cash, the price for such non-cash consideration shall be (i) with respect to any securities, (A) the average of the closing prices of the sales of such securities on all securities exchanges on which such securities are then listed, averaged over a period of 21 days consisting of the day as of which such value is being determined and the 20 consecutive trading days preceding such day, or (B) if the information contemplated by the preceding clause (A) is not practically available, then the fair value of such securities as of the date of valuation as determined in accordance with the succeeding clause (ii), and (ii) with respect to any other non-cash assets, the fair value thereof as of the date of valuation, as determined by an independent, nationally recognized investment banking firm selected by the then board of directors of New SPAC, on the basis of an orderly sale to a willing, unaffiliated buyer in an arm’s-length transaction, taking into account all factors determinative of value as the investment banking firm determines relevant. For the avoidance of doubt, in the event of a Change of Control, including where the consideration payable is other than a specified price per share, for purposes of determining whether a Trading Price required in connection with an applicable Restriction Release Event has been achieved, the price per paid per share of New SPAC Class A Common Shares shall be calculated taking into account all of the Restricted New SPAC Sponsor Shares (whether or not then released). For the avoidance of doubt, prior to release of a Restricted New SPAC Sponsor Share in accordance with the terms of Section 3, such Restricted New SPAC Sponsor Share shall bear a legend prohibiting transfer until such time as the Restrictions with respect to such Restricted New SPAC Sponsor Share no longer apply. As soon as practicable, and in any event within two Business Days after the occurrence of a Restriction Release Event, New SPAC shall remove, or cause to be removed, any such legend from the books and records of New SPAC evidencing the Restricted New SPAC Sponsor Shares that have been released.

(g) For so long as any Restricted New SPAC Sponsor Shares remain subject to the Restrictions, the parties hereto agree that Sponsor (or its permitted transferee pursuant to a Permitted Transfer) (i) shall be entitled to exercise the voting rights carried by such Restricted New SPAC Sponsor Shares and (ii) shall (A) be treated as the owner of the Restricted New SPAC Sponsor Shares for income tax purposes unless and until such shares are forfeited pursuant to Section 3(b) or Section 3(d), and (B) shall file all tax returns consistent with such treatment.

4. No Inconsistent Agreements. Sponsor hereby covenants and agrees that Sponsor shall not, at any time prior to the Termination Date (as defined below), (a) enter into any voting agreement or voting trust with respect to any of Sponsor’s Covered Shares that is inconsistent with Sponsor’s obligations pursuant to this Agreement, (b) grant a proxy or power of attorney with respect to any of Sponsor’s Covered Shares that is inconsistent with Sponsor’s obligations pursuant to this Agreement, or (c) enter into any agreement or undertaking that is otherwise inconsistent with, or would interfere with, or prohibit or prevent it from satisfying, its obligations pursuant to this Agreement.

5. Termination. This Agreement shall terminate, and no party shall have any further obligations or liabilities under this Agreement, upon the earliest of (a) the termination of the Business Combination Agreement in accordance with its terms prior to the Closing and (b) the time that this Agreement is terminated upon the mutual written agreement of the Company, Sio Silica Incorporated and Sponsor (the earliest such date under clauses (a) and (b) being referred to herein as the “Termination Date”); provided that termination of this Agreement shall not relieve any party hereto from any liability for any willful breach of, or actual fraud in connection with, this Agreement prior to such termination.

6. Representations and Warranties of Sponsor. Sponsor hereby represents and warrants to the Company and Sio Silica Incorporated as of the date hereof as follows:

(a) Sponsor is the legal and beneficial owner of, and has good, valid and marketable title to, the Covered Shares, free and clear of Liens other than as created by this Agreement and Permitted Liens. As of the date hereof, other than the Covered Shares and 10,156,250 private placement warrants held by it, Sponsor does not own beneficially or of record any share capital of SPAC (or any securities, including warrants exercisable, convertible or exchangeable into share capital of SPAC).

(b) Sponsor (i) except as provided in this Agreement, has full voting power, full power of disposition and full power to issue instructions with respect to the matters set forth herein, in each case, with respect to Sponsor’s Covered Shares, (ii) has not entered into any voting agreement or voting trust or any other agreement or arrangement, including any proxy, consent or power of attorney, with respect to any of Sponsor’s Covered Shares that is inconsistent with Sponsor’s obligations pursuant to this Agreement, (iii) has not granted a proxy or power of attorney with respect to any of Sponsor’s Covered Shares that is inconsistent with Sponsor’s obligations pursuant to this Agreement, and has no knowledge and is not aware of any such proxy or power of attorney in effect, and (iv) has not entered into any agreement or undertaking that is otherwise inconsistent with, or would interfere with, or prohibit or prevent it from satisfying, its obligations pursuant to this Agreement, and has no knowledge and is not aware of any such agreement or undertaking.

(c) Sponsor (i) is a legal entity duly organized, validly existing and, to the extent such concept is applicable, in good standing under the applicable Law of the jurisdiction of its organization, and (ii) has all requisite corporate or other power and authority and has taken all corporate or other action necessary in order to, execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Sponsor and constitutes a valid and binding agreement of Sponsor enforceable against Sponsor in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar requirements under applicable Law affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity.

(d) Other than the filings, notices and reports pursuant to, in compliance with or required to be made under the Exchange Act, if any, no filings, notices, reports, consents, registrations, approvals, permits, waivers, expirations of waiting periods or authorizations are required to be obtained by Sponsor from, or to be given by Sponsor to, or be made by Sponsor with, any Governmental Authority in connection with the execution, delivery and performance by Sponsor of this Agreement, the consummation of the transactions contemplated hereby or the Amalgamations and the other transactions contemplated by the Business Combination Agreement.

(e) The execution, delivery and performance of this Agreement by Sponsor do not, and the consummation of the transactions contemplated hereby or the Amalgamations and the other Transactions contemplated by the Business Combination Agreement will not, constitute or result in (i) a breach or violation of, or a default under, the Organizational Documents of Sponsor, (ii) with or without notice, lapse of time or both, a breach or violation of, a termination (or right of termination) of or a default under, the loss of any benefit under, the creation, modification or acceleration of any obligations under or the creation of a Lien on any of the properties, rights or assets of Sponsor pursuant to any Contract binding upon Sponsor or, assuming (solely with respect to performance of this Agreement and the transactions contemplated hereby), compliance with the matters referred to in Section 6(c), under any requirements of applicable Law to which Sponsor is subject, or (iii) any change in the rights or obligations of any party under any Contract legally binding upon Sponsor, except, in the case of clause (ii) or (iii) directly above, for any such breach, violation, termination, default, creation, acceleration or change that would not, individually or in the aggregate, reasonably be expected to prevent or materially delay or impair Sponsor’s ability to perform its obligations hereunder or to consummate the transactions contemplated hereby, the consummation of the Amalgamations or the other Transactions contemplated by the Business Combination Agreement.

(f) As of the date of this Agreement, there is no Action pending against Sponsor or, to the knowledge of Sponsor, threatened against Sponsor that questions the ownership of Sponsor’s Owned Shares, that would reasonably be expected to question the validity of this Agreement or prevent or materially impair, enjoin or delay the ability of Sponsor to perform its obligations under this Agreement or to consummate the transactions contemplated hereby.

(g) Sponsor is a sophisticated stockholder and has adequate information concerning the business and financial condition of the Company and SPAC to make an informed decision regarding this Agreement and the other transactions contemplated by the Business Combination Agreement and has independently and based on such information as Sponsor has deemed appropriate, made its own analysis and decision to enter into this Agreement. Sponsor acknowledges that the Company and Sio Silica Incorporated have not made and do not make any representation or warranty, whether express or implied, of any kind or character except as expressly set forth in this Agreement. Sponsor acknowledges that the agreements contained herein with respect to the Covered Shares owned by Sponsor is irrevocable.

(h) Sponsor understands and acknowledges that Sio Silica Incorporated and the Company are entering into the Business Combination Agreement in reliance upon Sponsor’s execution and delivery of this Agreement and the representations, warranties, covenants and other agreements of Sponsor contained herein.

(i) No investment banker, broker, finder or other intermediary, other than UBS Securities LLC and BMO Financial Group, is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission for which Sio Silica Incorporated or the Company is or will be liable in connection with the transactions contemplated hereby based upon arrangements made by or, to the knowledge of Sponsor, on behalf of Sponsor.

7. Certain Covenants of Sponsor. Except in accordance with the terms of this Agreement, Sponsor hereby covenants and agrees as follows:

(a) Except as contemplated by Section 2 or the Business Combination Agreement, Sponsor shall not, directly or indirectly, Transfer (as defined below) any Covered Shares (other than New SPAC Class A Common Shares issued upon exercise of any private placement warrants held by the Sponsor) until the earlier of (i) one (1) year after the Closing, (ii) the date on which the last sale price of the New SPAC Class A Common Shares equals or exceeds $12.00 per share (as adjusted for share subdivisions, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-day trading period commencing at least 150 days after the Closing and (iii) the date on which New SPAC completes a liquidation, amalgamation, share exchange or other similar transaction that results in all of New SPAC’s shareholders having the right to exchange their shares for cash, securities or other property. The Sponsor further agrees that it shall not, directly or indirectly, Transfer any private placement warrants (or New SPAC Class A Common Shares issued or issuable upon exercise of such warrants) held by it until 30 days after the Closing. For purposes of this Agreement, “Transfer” shall mean (A) sell, transfer, pledge, encumber, assign, hedge, swap, convert or otherwise dispose of (including by merger (including by conversion into securities or other consideration), by tendering into any tender or exchange offer, by testamentary disposition, by operation of requirements under applicable Law or otherwise), either voluntarily or involuntarily, enter into any Contract or option with respect to the Transfer of any security or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 17 of the Exchange Act, with respect to any security; (B) publicly announce any intention to effect any transaction specified in clause (A) or (C) take any action that would make any representation or warranty of Sponsor contained herein untrue or incorrect or have the effect of preventing or disabling Sponsor from performing its obligations under this Agreement. Notwithstanding the foregoing, nothing herein shall prohibit a Transfer to an Affiliate or member of Sponsor (a “Permitted Transfer”); provided, that any Permitted Transfer shall be permitted only if, as a precondition to such Transfer, the transferee agrees in a writing, reasonably satisfactory in form and substance to the Company, to assume all of the obligations of Sponsor with respect to the transferred Covered Shares or private placement warrants, as applicable, under, and be bound by the terms of, this Agreement; provided, further, that any Transfer permitted under this Section 7(a) shall not relieve Sponsor of its obligations under this Agreement. Any Transfer in violation of this Section 7(a) with respect to Sponsor’s Covered Shares or private placement warrants shall be null and void. Nothing in this Agreement shall prohibit direct or indirect transfers of equity or other interests in Sponsor.

(b) Sponsor hereby authorizes New SPAC to maintain a copy of this Agreement at either the executive office or the registered office of New SPAC.

(c) Sponsor shall not commence, join in, facilitate, assist or encourage, and shall take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against any of the Company, SPAC or any of their respective successors or assigns, challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or alleging a breach of any fiduciary duty of any Person in connection with the evaluation, negotiation or entry into the Business Combination Agreement.

8. Further Assurances. From time to time, at a party’s request and without further consideration, the other parties hereto shall execute and deliver such additional documents and take all such further action as may be reasonably necessary to effect the actions and consummate the transactions contemplated by this Agreement and the Business Combination Agreement.

9. Disclosure. Sponsor hereby authorizes SPAC, Sio Silica Incorporated and the Company to publish and disclose in any announcement or disclosure required by the SEC (or as otherwise required by any applicable securities laws or any other securities authorities), or include in any document or information required to be filed with or furnished to the SEC or the NYSE, Sponsor’s identity and ownership of the Covered Shares and the nature of Sponsor’s obligations under this Agreement and, if deemed appropriate by SPAC, Sio Silica Incorporated or the Company a copy of this Agreement. Sponsor will promptly provide any information reasonably requested by SPAC or the Company for any regulatory application or filing made or approval sought in connection with the transactions contemplated by the Business Combination Agreement (including filings with the SEC or the NYSE).

10. Changes in Share Capital. In the event of a share subdivision, share dividend or distribution, or any change in SPAC’s share capital by reason of any subdivision, consolidation, recapitalization, reclassification, exchange of shares or the like, the terms “Owned Shares,” and “Covered Shares” shall be deemed to refer to and include such shares as well as all such share dividends and distributions and any securities into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction.

11. Amendment and Modification. This Agreement may be amended, modified or supplemented only by an instrument in writing signed by Sio Silica Incorporated, the Company, SPAC and the Sponsor. Any party to this Agreement may, at any time prior to the Termination Date, waive any of the terms or conditions of this Agreement, or agree to an amendment or modification to this Agreement in the manner contemplated by this Section 11 or Section 12, as applicable.

12. Waiver. No failure or delay by any party hereto exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies of the parties hereunder are cumulative and are not exclusive of any rights or remedies which they would otherwise have hereunder. Any agreement on the part of a party hereto to any such waiver shall be valid only if set forth in a written instrument executed and delivered by such party.

13. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given: (a) on the date established by the sender as having been delivered personally; (b) one Business Day after being sent by a nationally recognized overnight courier guaranteeing overnight delivery; (c) on the date sent, if sent by email, to the addresses below; or (d) on the fifth Business Day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications, to be valid, must be addressed as follows:

If to Sponsor, to:

c/o Pyrophyte Acquisition Corp.
3262 Westheimer Road, Ste. 706
Houston, Texas 77098
Attention: Bernard J. Duroc-Danner; Sten L. Gustafson

with a copy (which shall not constitute notice) to:

White & Case LLP
1221 Avenue of the Americas
New York, New York 10020
Attention: Elliott Smith; Morgan Hollins

If to the Company or New SPAC, to:

Suite 1930, 440 – 2nd Avenue SW

Calgary, Alberta

T2P 5E9

Canada

Attention: Feisal Somji

with a copy (which shall not constitute notice) to:

DLA Piper LLP (US)

1251 Avenue of the Americas, 27th Floor

New York, NY 10020

Attention: Daniel Kenney; Christopher Giordano; Stephen Alicanti

14. No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in the Company any direct or indirect ownership or incidence of ownership of or with respect to the Covered Shares of Sponsor. All rights, ownership and economic benefits of and relating to the Covered Shares of Sponsor shall remain vested in and belong to Sponsor, and the Company shall have no authority to manage, direct, restrict, regulate, govern or administer any of the policies or operations of Sponsor or SPAC or exercise any power or authority to direct Sponsor in the voting or disposition of any of Sponsor’s Covered Shares, except as otherwise provided herein.

15. Entire Agreement. This Agreement and the Business Combination Agreement constitute the entire agreement among the parties hereto with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter hereof. No representations, warranties, covenants, understandings, agreements, oral or otherwise, with respect to the subject matter contemplated by this Agreement exist between the parties hereto except as expressly set forth or referenced in this Agreement and the Business Combination Agreement. In the event of any inconsistency, conflict, or ambiguity as to the rights and obligations of the parties hereto under this Agreement and the Business Combination Agreement, the terms of this Agreement shall control and supersede any such inconsistency, conflict or ambiguity.

16. No Third-Party Beneficiaries. Sponsor hereby agrees that its representations, warranties and covenants set forth herein are solely for the benefit of the Company in accordance with and subject to the terms of this Agreement, and this Agreement is not intended to, and does not, confer upon any Person other than the parties hereto any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein, and the parties hereto hereby further agree that this Agreement may only be enforced against, and any Action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement may only be made against, the Persons expressly named as parties hereto.

17. Governing Law and Venue; Service of Process; Waiver of Jury Trial.

(a) This Agreement and the consummation the Transactions, and any action, suit, dispute, controversy or claim arising out of this Agreement and the consummation of the Transactions, or the validity, interpretation, breach or termination of this Agreement and the consummation of the Transactions, shall be governed by and construed in accordance with the internal law of the State of Delaware regardless of the law that might otherwise govern under applicable principles of conflicts of law thereof, except to the extent that the laws of the Cayman Islands, the laws of the Province of Alberta and the federal laws of Canada are mandatorily applicable.

(b) Each of the parties hereto irrevocably consents to the exclusive jurisdiction and venue of the Court of Chancery the State of Delaware, or, if such court declines jurisdiction, then to any federal court located in the state of Delaware or any other Delaware state court in connection with any matter based upon or arising out of this Agreement, agrees that process may be served upon them in any manner authorized by the laws of the State of Delaware for such Person and waives and covenants not to assert or plead any objection which they might otherwise have to such manner of service of process. Each of the parties hereto may do so only if he, she or it hereby waives, and shall not assert as a defense in any legal dispute, that: (i) such Person is not personally subject to the jurisdiction of the above named courts for any reason; (ii) such Action may not be brought or is not maintainable in such court; (iii) such Person’s property is exempt or immune from execution; (iv) such Action is brought in an inconvenient forum; or (v) the venue of such Action is improper. Each of the parties hereto hereby agrees not to commence or prosecute any such Action, claim, cause of action or suit other than before one of the above-named courts, nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such Action, claim, cause of action or suit to any court other than one of the above-named courts, whether on the grounds of inconvenient forum or otherwise. Each of the parties hereto hereby consents to service of process in any such proceeding in any manner permitted by Delaware law, and further consents to service of process by nationally recognized overnight courier service guaranteeing overnight delivery, or by registered or certified mail, return receipt requested, at its address specified pursuant to Section 13. Notwithstanding the foregoing in this Section 17, any party hereto may commence any action, claim, cause of action or suit in a court other than the above-named courts solely for the purpose of enforcing an order or judgment issued by one of the above-named courts.

(c) TO THE EXTENT NOT PROHIBITED BY APPLICABLE LEGAL REQUIREMENTS WHICH CANNOT BE WAIVED, EACH OF THE PARTIES HERETO MAY DO SO ONLY IF HE, SHE OR IT IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT TO TRIAL BY JURY ON ANY CLAIMS OR COUNTERCLAIMS ASSERTED IN ANY LEGAL DISPUTE RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM RELATING THERETO, WHETHER NOW EXISTING OR HEREAFTER ARISING. IF THE SUBJECT MATTER OF ANY SUCH LEGAL DISPUTE IS ONE IN WHICH THE WAIVER OF JURY TRIAL IS PROHIBITED, NO PARTY HERETO SHALL ASSERT IN SUCH LEGAL DISPUTE A NONCOMPULSORY COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT. FURTHERMORE, NO PARTY HERETO SHALL SEEK TO CONSOLIDATE ANY SUCH LEGAL DISPUTE WITH A SEPARATE ACTION OR OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE WAIVED.

18. Assignment; Successors. No party hereto shall assign this Agreement or any part hereof without the prior written consent of the other parties; provided that, notwithstanding the foregoing, Sponsor may assign this Agreement without the prior written consent of the other parties hereto to an Affiliate or member of Sponsor. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns. Any attempted assignment in violation of the terms of this Section 18 shall be null and void, ab initio.

19. Non-Recourse. This Agreement may only be enforced against, and any claim or cause of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby may only be brought against, the entities that are expressly named as parties hereto, and then only with respect to the specific obligations set forth herein with respect to such party. Except to the extent a named party to this Agreement (and then only to the extent of the specific obligations undertaken by such named party in this Agreement), (a) no past, present or future director, officer, employee, incorporator, member, partner, shareholder, affiliate, agent, attorney, advisor or representative or affiliate of any named party to this Agreement and (b) no past, present or future director, officer, employee, incorporator, member, partner, shareholder, affiliate, agent, attorney, advisor or representative or affiliate of any of the foregoing shall have any liability (whether in contract, tort, equity or otherwise) for any one or more of the representations, warranties, covenants, agreements or other obligations or liabilities of any one or more of SPAC, the Company or Sponsor (or either of them) under this Agreement of or for any claim based on, arising out of, or related to this Agreement or the transactions contemplated hereby.

20. Enforcement. The parties hereto agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the parties do not perform their obligations under the provisions of this Agreement in accordance with its specified terms or otherwise breach such provisions. The parties hereto acknowledge and agree that (a) the parties shall be entitled to seek an injunction, specific performance, or other equitable relief, to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, including Sponsor’s obligation to vote its Covered Shares as provided in this Agreement, without proof of damages, prior to the valid termination of this Agreement, this being in addition to any other remedy to which they are entitled under this Agreement, and (b) the right of specific enforcement is an integral part of the transactions contemplated by this Agreement and without that right, none of the parties would have entered into this Agreement. Each party agrees that it will not oppose the granting of specific performance and other equitable relief on the basis that the other parties have an adequate remedy at applicable Law or that an award of specific performance is not an appropriate remedy for any reason at applicable Law or equity. The parties acknowledge and agree that any party seeking an injunction to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 20 shall not be required to provide any bond or other security in connection with any such injunction.

21. Severability. Whenever possible, each provision of this Agreement will be interpreted in such a manner as to be effective and valid under applicable Law, but if any term or other provision of this Agreement is held to be invalid, illegal or unenforceable under applicable Law, all other provisions of this Agreement shall remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision of this Agreement is invalid, illegal or unenforceable under applicable Law, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

22. Counterparts. This Agreement and any amendment hereto may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement or any amendment hereto by electronic means, including docusign, e-mail, or scanned pages shall be effective as delivery of a manually executed counterpart to this Agreement or any amendment hereto.

23. Interpretation and Construction. The words “hereof,” “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement. References to Sections are to Sections of this Agreement unless otherwise specified. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. The definitions contained in this Agreement are applicable to the masculine as well as to the feminine and neuter genders of such term. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation,” whether or not they are in fact followed by those words or words of like import. “Writing,” “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any statute shall be deemed to refer to such statute and to any rules or regulations promulgated thereunder. References to any person include the successors and permitted assigns of that person. References from or through any date mean, unless otherwise specified, from and including such date or through and including such date, respectively. In the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof will arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

24. Capacity as Sponsor. Notwithstanding anything herein to the contrary, Sponsor signs this Agreement solely in Sponsor’s capacity as a shareholder of SPAC, and not in any other capacity and this Agreement shall not limit or otherwise affect the actions of Sponsor or any affiliate, employee or designee of Sponsor or any of its affiliates in his or her capacity, if applicable, as an officer or director of SPAC or any other Person. Sponsor shall not be liable or responsible for any breach, default, or violation of any representation, warranty, covenant or agreement hereunder by any other shareholder that is entering into a similar Agreement and Sponsor shall solely be required to perform its obligations hereunder.

25. Insider Letter Amendment. SPAC, the Sponsor and the Insiders hereby agree that Section 7(a) of the Insider Letter is hereby amended by adding the following sentence at the end of that section:

“Notwithstanding anything to the contrary in this Section 7, the Founder Shares Lock-Up Period for the Sponsor shall be as set forth in Section 7(a) of that certain Sponsor Support Agreement, dated as of November 13, 2023 by and among the Company, the Sponsor, the Insiders, Sio Silica Incorporated and Sio Silica Corporation (the “Sponsor Support Agreement”) unless the Sponsor Support Agreement is terminated in accordance with Section 5 thereof.”

[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed (where applicable, by their respective officers or other authorized Persons thereunto duly authorized) as of the date first written above.

PYROPHYTE ACQUISITION LLC

By:	/s/ Sten Gustafson
	Name:	Sten Gustafson
	Title:	Manager

[Signature Page to Sponsor Support Agreement]

SIO SILICA INCORPORATED

By:	/s/ Feisal Somji
	Name:	Feisal Somji
	Title:	President and CEO

[Signature Page to Sponsor Support Agreement]

SIO SILICA CORPORATION

By:	/s/ Feisal Somji
	Name:	Feisal Somji
	Title:	President and CEO

[Signature Page to Sponsor Support Agreement]

Solely for the purpose of Section 25:

By:	/s/ Sten Gustafson
	Name:	Sten Gustafson

[Signature Page to Sponsor Support Agreement]

Solely for the purpose of Section 25:

By:	/s/ Thomas W. Major
	Name:	Thomas W. Major

[Signature Page to Sponsor Support Agreement]

Solely for the purpose of Section 25:

By:	/s/ Bernard J. Duroc-Danner
	Name:	Bernard J. Duroc-Danner

[Signature Page to Sponsor Support Agreement]

Solely for the purpose of Section 25:

By:	/s/ Bryan Guido Hassin
	Name:	Bryan Guido Hassin

[Signature Page to Sponsor Support Agreement]

Solely for the purpose of Section 25:

By:	/s/ Per Honung Pedersen
	Name:	Per Honung Pedersen

[Signature Page to Sponsor Support Agreement]

Solely for the purpose of Section 25:

By:	/s/ Adam Pierce
	Name:	Adam Pierce

[Signature Page to Sponsor Support Agreement]